EXHIBIT 99

MANAGEMENT'S DISCUSSION AND ANALYSIS

In addition to historical statements, the following discussion contains forward-looking statements that are subject to significant risks and uncertainties. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise.

Plan of Operation
-----------------

Overview
--------

Since inception, the Company has intended to merge with or acquire a business entity in exchange for the Company's securities. On March 8, 2000, the Company was acquired by Bentley Communications Corp., a development stage company, seeking to engage in the business of creating an international business to business (B2B) and wholesale sourcing network. Since the acquisition by Bentley Communications Corp., the Company has effectively completed its initial plan of operation and now intends to pursue the business of Bentley Communications Corp. under a reorganization agreement between the two companies.

Bentley Communications Corp. was incorporated under the laws of the State of Florida on February 29, 1992 under the name Fogilstone Development, Inc. On January 28, 1997, the Company changed its name to Premier Mining Ventures, Inc. On February 28, 1998, the Company changed its name to Pure Air Technology. On February 22, 1999, the Company changed its name to Startek.com, Inc. On November 29, 1999, the Company changed its name to Bentley Communications Corp.

The Company is transitioning from a development stage company to that of an active growth and acquisition stage company. The Company seeks to engage in the business of creating an international business to business (B2B) and wholesale sourcing network. The Company's immediate focus is on E-commerce based retail and wholesale sales and distribution for consumer and industrial product oriented non-U.S. based companies, initially in Asia and the Pacific Rim.

Net Revenues/Losses
-------------------

The Company is still in the development stage and is yet to earn revenues from operations. For the year ended December 31, 1999, the Company incurred net losses in the amount of $919,771 in expenses relating to the organization and development of the Company. The Company plans to begin earning revenues from operations as it introduces its fully functioning e-commerce website, buynetonline.com, which will offer unique, high-quality electronics goods to consumers at below current market prices. The Company has also entered into an agreement for the acquisition of Twirlme.com, a website and e-commerce development entity for a total cost of $80,000 which included assets of $27,500 and goodwill of $52,500.

The Company intends to acquire or represent factory-direct non-proprietary products from the People's Republic of China and other Southeast Asia and Pacific rim manufacturers. The Company will enter into agreements with Chinese and other Asian manufacturers that will enable it to provide goods to consumers at below current market prices. The primary focus is on consumer electronics and sporting goods.

The Company also plans to acquire Internet and Communications service companies which are complementary and supplementary to existing and future product offerings.

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Consulting expenses and professional fees
-----------------------------------------

The Company incurred consulting expenses of $364,800 and professional fees of $32,271, for the year ended December 31, 1999. The Company expects consulting expenses and professional fees will grow in proportion to the growth of the Company. As the Company becomes more active in finding products and businesses to acquire, the services of outside businesses and marketing consultants and legal and accounting professionals will be needed on a more frequent basis.

Management fees and salary
--------------------------

For the year ended December 31, 1999, the Company incurred management fees of $155,000 and paid out no salary. The Company believes it will have to hire management and support and administrative staff to manage the Company's anticipated growth as it seeks to begin earning revenues from its operations. The Company intends to hire additional engineering, sales, marketing, content acquisition and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity which would significantly increase salary expenses. It is, however, anticipated that the majority of salaried employees will operate out of Asian operations where wages are lower in comparison.

Product research and development expenses
-----------------------------------------

The Company incurred $25,000 in product research and development expenses for the year ended December 31, 1999. These expenses were incurred in relation to the Company's search for unique and proprietary product manufacturers in Asia and elsewhere. The Company anticipates that it will continue to search for manufacturers of products to acquire, in addition to developing some products in-house or on a co-operative basis in the future. The nature and extent of any future product research and development expenses will depend upon the growth of the Company and its success in finding manufacturers and products to acquire and develop.

Advertising and promotion expenses
----------------------------------

The Company incurred $14,067 in advertising and public relations related expenses for the year ended December 31, 1999. As the Company moves forward in implementing certain sales and marketing activities designed to promote its website storefront through strategic alliances, targeted advertising, direct promotion, trade shows and other such activities designed specifically to attract new customers, the Company expects these expenses to increase significantly in the future.

General and administrative expenses
-----------------------------------

The Company incurred general and administrative expenses in the amount of $69,284 for the year ended December 31, 1999. Of these costs, the most significant include $43,309 which is attributed to office and rent expenses. The Company expects general and administrative expenses to continue to increase as the Company expands its staff and incurs additional costs related to the growth of its business.

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Travel Expenses
---------------

The Company incurred travel and accommodation expenses of $12,862 during the year ended December 31, 1999. These costs related to management's travel to seek and develop relationships with manufacturers and product developers who will be providing the Company with its products. The Company believes travel expenses will increase in the future as the Company grows and develops closer ties with manufacturers in China and elsewhere in Asia.

Cash requirements
-----------------

As of December 31, 1999, the Company had a cash balance of $29,747. The Company found it was necessary to raise additional funds to the meet anticipated growth in expenses as the Company transitions from a development stage company to that of an active growth and acquisition stage company.

Risks and uncertainties
-----------------------

The Company has sought to identify what it believes to be the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that the Company has identified all possible risks that might arise. These risks include, but are not limited to, the following:

LIMITED OPERATING HISTORY; ANTICIPATED LOSSES; UNCERTAINLY OF FUTURE RESULTS.

Bentley Communications Corp. has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the new and evolving distribution methods with which the Company intends to operate and the acceptance of the Company's business model. The Company will be incurring costs to develop, introduce and enhance its interactive website, to establish marketing relationships, to acquire and develop products that will compliment each other and to build an administrative organization. To the extent that such expenses are not subsequently followed by commensurate revenues, the Company's business, results of operations and financial condition will be materially adversely affected. If cash generated by operations is insufficient to satisfy the Company's liquidity requirements, the Company may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders.

LIMITED PUBLIC MARKET, POSSIBLE VOLATILITY OF SHARE PRICE.

The Company's Common Stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol BTLY. As of April 18, 2000, there were approximately 13,270,836 shares of Common Stock outstanding, of which approximately 7,945,003 were tradable without restriction under the Securities Act. There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by the Company or its competitors, failure to meet security analysts' expectations, government regulatory action, patent or proprietary rights developments, and market conditions for technology stocks in general could have a material effect on the volatility of the Company's stock price.

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UNCERTAIN ACCEPTANCE AND MAINTENANCE OF THE COMPANY'S BRAND NAME.

The Company believes that establishing and maintaining the Company's buynetonline.com E-commerce website brandname is a critical aspect of its aspect of its efforts to attract and expand its Internet audience and that the importance of brand name recognition will increase due to the growing number of Internet sites and the relatively low barriers to entry in providing Internet content. If the Company is unable to provide high quality content or otherwise fails to promote and maintain its brand, or if the Company incurs excessive expenses in an attempt to improve its content or promote and maintain its brand, the Company's business, results of operations, and financial condition will be materially adversely affected.

MANAGEMENT OF GROWTH

The Company expects to experience significant growth in the number of employees and the scope of its operations. In particular, the Company intends to hire additional engineering, sales, marketing, content acquisition and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. The Company believes that is ability to increase its customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to its future success. In particular, the availability of qualified sales engineering and management personnel is quite limited, and competition among companies to attract and retain such personnel is intense. During strong business cycles, the Company expects to fill its needs for qualified engineers and other personnel from the Asian market.

The Company's future success will be highly dependent upon its ability to successfully manage the expansion of its operations. The Company's ability to manage and support its growth effectively will be substantially dependent on its ability to implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. The Company's expansion and the resulting growth in the number of its employees has resulted in increased responsibility for both existing and new management personnel. The Company is in the process of establishing and upgrading its financial accounting and procedures. There can be no assurance that the Company will be able to identify, attract, and retain experienced accounting and financial personnel. The Company's future operating results will depend on the ability of its management and other key employees to implement and improve its systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. There can be no assurance that the Company will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on the Company's business, results of operations, and financial condition.

RISKS ASSOCIATED WITH ACQUISITIONS.

As part of its business strategy, the Company expects to acquire assets and businesses relating to or complementary to its operations. These acquisitions by the Company will involve risks commonly encountered in acquisitions of companies. These risks include, among other things, the following: the Company may be exposed to unknown liabilities of the acquired companies; the Company may incur acquisition costs and expenses higher than it anticipated; fluctuations in the Company's quarterly and annual operating results may occur due to the costs and expenses of acquiring and integrating new businesses or technologies; the Company may experience difficulties and expenses in assimilating the operations and personnel of the acquired businesses; the Company's ongoing business may be disrupted and its management's time and attention diverted; the Company may be unable to integrate successfully.

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